Exhibit 99.1

FBrightcove Announces Financial Results for Third Quarter Fiscal Year 2024

BOSTON, MA (November 4, 2024) – Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the third quarter ended September 30, 2024.

“We delivered strong third quarter results, highlighted by revenue and profitability meaningfully above the high end of our guidance ranges, and a return to double digit adjusted EBITDA margins. We also continued to strengthen our long-term business with record average revenue per customer and long-term backlog. With our year-to-date performance and our outlook for the fourth quarter we are raising the high-end of our full year guidance range on both the top and bottom line,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “The recent, successful launch of the Brightcove AI Suite also demonstrates our ability and commitment to make the right, targeted investments in innovation to deliver enhanced value for our customers and position us to capture new revenue opportunities in the future.”

Third Quarter 2024 Financial Highlights:

•

Revenue for the third quarter of 2024 was $49.9 million, a decrease of 2% compared to $51.0 million for the third quarter of 2023. Subscription and support revenue was $48.0 million, a decrease of 1% compared to $48.6 million for the third quarter of 2023.

•

Gross profit for the third quarter of 2024 was $31.6 million, representing a gross margin of 63% compared to gross profit of $31.7 million, representing a gross margin of 62% for the third quarter of 2023. Non-GAAP gross profit for the third quarter of 2024 was $32.3 million, representing a non-GAAP gross margin of 65%, compared to non-GAAP gross profit of $32.5 million, representing a non-GAAP gross margin of 64% for the third quarter of 2023. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring expense.

•

Income (loss) from operations was ($2.8) million for the third quarter of 2024, compared to ($2.3) million for the third quarter of 2023. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense, restructuring expense, and gain on sale of assets, was $860,000 for the third quarter of 2024, compared to non-GAAP operating income of $2.3 million during the third quarter of 2023.

•

Net income (loss) was ($3.0) million, or ($0.07) per diluted share, for the third quarter of 2024. This compares to ($2.4) million, or ($0.06) per diluted share, for the third quarter of 2023. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense, restructuring expense, and gain on sale of assets, was $707,000 for the third quarter of 2024, or $0.02 per diluted share, compared to non-GAAP net income of $2.1 million for the third quarter of 2023, or $0.05 per diluted share.

•

Adjusted EBITDA was $5.1 million for the third quarter of 2024, representing an adjusted EBITDA margin of 10% compared to adjusted EBITDA of $5.5 million for the third quarter of 2023. Adjusted EBITDA excludes stock-based compensation expense, depreciation and amortization, merger-related expense, restructuring expense, gain on sales of assets, other income/expense and provision for income taxes.

•	Cash flow provided by operations was $3.4 million for the third quarter of 2024, compared to cash flow provided by operations of $2.1 million for the third quarter of 2023.

•

Free cash flow was $1.6 million after the Company invested $1.8 million in capital expenditures and capitalization of internal-use software during the third quarter of 2024. Free cash flow was negative $2.2 million for the third quarter of 2023.

•	Cash and cash equivalents were $27.0 million as of September 30, 2024 compared to $18.6 million on December 31, 2023.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights/Updates:

•

Launched the Brightcove AI Suite, featuring five new solutions aimed at driving customer growth and efficiency, including AI Content Multiplier, AI Universal Translator, AI Metadata Optimizer, AI Engagement Maximizer, and AI Cost-to-Quality Optimizer. The Suite, developed in partnership with industry leaders including Anthropic, AWS, and Google, is being piloted with key customers and addresses four strategic priorities: content creation, management, engagement/monetization, and quality/efficiency optimization. Additionally, in Q4, we announced new pilots and capabilities to be added to the AI suite in the current and coming quarters.

•

Signed new, renewed or expanded the relationship with a diverse set of notable customers in the third quarter. This includes media companies like Antenna Group, Canela Media, Gaia, KDDI, Now That’s TV, and Tap Digital Media Ventures, and enterprise customers like Abbott Labs, Acquia, Apollo, Chick-fil-a, Deloitte, HP, Palo AltoNetworks, Marriott, Rakuten, RBC, S&P Global, ServiceNow, United Healthcare and Wendy’s.

•

Named the winner of the “Best Overall Marketing Company” award in the 7th annual MarTech Breakthrough Awards program, recognizing Brightcove’s innovative Marketing Studio solution that empowers enterprise clients to enhance customer engagement and accelerate sales through simplified video creation, management, and analytics tools.

•

Released Marketing Insights, which leverages our powerful Insights platform to enable our enterprise marketing customers to deeply track and derive actionable intelligence from their consumer’s engagement with their video content. Marketing Insights is designed to serve as a marketing funnel manager’s dashboard that tracks both generalized and individual user usage data to better target marketing content in a more cost effective manner.

•

Signed our second win for our newest use case serving large sales teams, which we plan to officially launch as our latest solution in the 4th quarter. This use case capitalizes on the same platform technologies as our other solutions, mainly Marketing Studio, reimagined and purpose built to serve potentially thousands of sales professionals. Our first two customers have been in the real estate brokerage industry, putting the power of Brightcove in the hands of over 30,000 real estate brokers to drive deeper engagement with prospective clients.

•

12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $122.4 million, a 1% increase year-over-year from $121.1 million at the end of the third quarter 2023. Total backlog was $183.2 million, a 5% increase year-over-year from $174.2 million at the end of the third quarter 2023. Greater than 12-month backlog hit an all-time high of $60.8 million, up 15% year-over-year.

•

Average annual subscription revenue per premium customer hit an all-time record of $101,400 in the third quarter of 2024, excluding starter edition customers who had average annualized revenue of $4,200 per customer. The average annual subscription revenue per premium customer increased 6% year-over-year compared to $95,900 in the third quarter of 2023.

•	Ended the third quarter of 2024 with 2,392 customers, of which 1,923 were premium.

Business Outlook:

Based on information as of today, November 4, 2024, the Company is issuing the following business updates and financial guidance.

Fourth Quarter 2024 Guidance:

•	Revenue is expected to be in the range of $48.0 million to $49.0 million, including approximately $2.0 million of professional services revenue and $1.0 million of overages.

•

Non-GAAP income (loss) from operations is expected to be in the range of ($1.3) million to ($0.3) million, which excludes stock-based compensation of approximately $2.6 million and the amortization of acquired intangible assets of approximately $0.9 million.

•

Adjusted EBITDA is expected to be in the range of $3.0 million to $4.0 million, which excludes stock-based compensation of approximately $2.6 million, depreciation and amortization of $5.2 million (including amortization of acquired intangible assets of approximately $0.9 million), and other (income) expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income (loss) per diluted share is expected to be ($0.04) to ($0.01), which excludes stock-based compensation of approximately $2.6 million, the amortization of acquired intangible assets of approximately $0.9 million, and assumes approximately 45.3 million weighted-average shares outstanding.

Full Year 2024 Guidance:

•

Revenue is expected to be in the range of $197.7 million to $198.7 million, an increase from our previous guidance of $195.5 million to $198.0 million, including approximately $8.3 million of professional services revenue and approximately $5.0 million of overages.

•

Non-GAAP income (loss) from operations is expected to be in the range of $0.1 million to $1.1 million, an increase from our previous guidance of ($2.5) million to ($1.0) million, which excludes stock-based compensation of approximately $10.6 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.4 million, and gain on sale of assets of $6.0 million.

•

Adjusted EBITDA is expected to be in the range of $16.8 million to $17.8 million, an increase from our previous guidance of $14.5 million to $16.0 million, which excludes stock-based compensation of approximately $10.6 million, depreciation and amortization of $20.4 million (including amortization of acquired intangible assets of approximately $3.7 million), restructuring and other expenses of $2.4 million, gain on sale of assets of $6.0 million, and other (income) expense and the provision for income taxes of approximately $1.1 million.

•

Non-GAAP net income (loss) per diluted share is expected to be ($0.02) to $0.00, an increase from our previous guidance of ($0.08) to ($0.05), which excludes stock-based compensation of approximately $10.6 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.4 million, gain on sale of assets of $6.0 million, and assumes approximately 44.7 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on November 4, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on LinkedIn, X, Facebook, Instagram, Threads, and YouTube. Visit Brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter and full year 2024, our growth strategy and strategic priorities, and expected customer uses of and benefits from our products. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “builds,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of macro-economic conditions currently affecting the global economy; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our restructuring efforts, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expense, gain on sales of assets, and restructuring expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation and amortization expense, including the amortization of acquired intangible assets, stock-based compensation expense, merger-related expense, gain on sales of assets, and restructuring expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2024 outlook on Brightcove’s press release on February 22, 2024. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$26,965	$18,615
Accounts receivable, net of allowance	27,772	33,451
Prepaid expenses and other current assets	17,735	18,333

Total current assets	72,472	70,399
Property and equipment, net	36,712	42,476
Operating lease right-of-use asset	17,484	16,233
Intangible assets, net	3,602	6,368
Goodwill	74,859	74,859
Other assets	5,409	5,772

Total assets	$210,538	$216,107

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,534	$14,422
Accrued expenses	21,357	17,566
Operating lease liability	4,236	4,486
Deferred revenue	63,213	68,155

Total current liabilities	96,340	104,629
Operating lease liability, net of current portion	18,452	17,358
Other liabilities	304	207

Total liabilities	115,096	122,194

Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	336,996	328,918
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,158)	(1,236)
Accumulated deficit	(239,570)	(232,942)

Total stockholders’ equity	95,442	93,913

Total liabilities and stockholders’ equity	$210,538	$216,107

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription and support revenue	$47,963	$48,571	$143,329	$144,686
Professional services and other revenue	1,987	2,409	6,349	6,345

Total revenue	49,950	50,980	149,678	151,031
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,574	16,892	50,658	51,760
Cost of professional services and other revenue	1,804	2,369	6,749	6,269

Total cost of revenue	18,378	19,261	57,407	58,029

Gross profit	31,572	31,719	92,271	93,002

Operating expenses: (1) (2)
Research and development	8,742	8,730	26,566	28,941
Sales and marketing	16,393	17,222	49,927	55,721
General and administrative	9,241	7,941	27,607	27,410
Merger-related	—	117	—	307
Gain on sale of assets	—	—	(6,000)	—

Total operating expenses	34,376	34,010	98,100	112,379

Loss from operations	(2,804)	(2,291)	(5,829)	(19,377)
Other income, net	139	130	150	9

Loss before income taxes	(2,665)	(2,161)	(5,679)	(19,368)
Provision for income taxes	292	260	949	1,004

Net loss	$(2,957)	$(2,421)	$(6,628)	$(20,372)

Net loss per share—basic and diluted
Basic	$(0.07)	$(0.06)	$(0.15)	$(0.47)
Diluted	(0.07)	(0.06)	(0.15)	(0.47)

Weighted-average shares—basic and diluted
Basic	44,970	43,332	44,563	42,976
Diluted	44,970	43,332	44,563	42,976

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$105	$122	$333	$389
Cost of professional services and other revenue	75	92	186	284
Research and development	494	598	1,285	1,837
Sales and marketing	795	1,057	2,332	3,157
General and administrative	1,162	1,541	3,867	4,773

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$521	$547	$1,561	$1,749
Sales and marketing	401	406	1,205	1,239

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(2,957)	$(2,421)	$(6,628)	$(20,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,115	4,236	15,199	12,244
Stock-based compensation	2,631	3,410	8,003	10,440
Provision for reserves on accounts receivable	22	(84)	6	138
Gain on sale of assets	—	—	(6,000)	—
Changes in assets and liabilities:
Accounts receivable	564	(337)	5,651	(4,556)
Prepaid expenses and other current assets	604	1,198	(431)	(684)
Other assets	(699)	240	271	1,042
Accounts payable	1,928	(311)	(5,603)	3,065
Accrued expenses	1,800	(1,263)	4,238	(6,737)
Operating leases	(138)	(117)	(400)	(291)
Deferred revenue	(5,465)	(2,423)	(4,853)	6,017

Net cash provided by operating activities	3,405	2,128	9,453	306

Investing activities
Gain on sale of assets	—	—	6,000	—
Purchases of property and equipment, net of returns	(96)	(1,492)	(1,253)	(2,820)
Capitalization of internal-use software costs	(1,707)	(2,804)	(5,736)	(10,037)

Net cash used in investing activities	(1,803)	(4,296)	(989)	(12,857)

Financing activities
Deferred acquisition payments	—	—	—	(1,700)
Other financing activities	—	—	(239)	(256)

Net cash used in financing activities	—	—	(239)	(1,956)

Effect of exchange rate changes on cash and cash equivalents	1,193	(503)	125	(965)

Net increase (decrease) in cash and cash equivalents	2,795	(2,671)	8,350	(15,472)
Cash and cash equivalents at beginning of period	24,170	19,093	18,615	31,894

Cash and cash equivalents at end of period	$26,965	$16,422	$26,965	$16,422

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GROSS PROFIT:
GAAP gross profit	$31,572	$31,719	$92,271	$93,002
Stock-based compensation expense	180	214	519	673
Amortization of acquired intangible assets	521	547	1,561	1,749
Restructuring expense	—	6	193	104

Non-GAAP gross profit	$32,273	$32,486	$94,544	$95,528

GAAP gross profit as a percentage of revenue	63%	62%	62%	62%
Stock-based compensation expense	0.4%	0.4%	0.3%	0.4%
Amortization of acquired intangible assets	1.0%	1.1%	1.0%	1.2%
Restructuring expense	0.0%	0.0%	0.1%	0.1%

Non-GAAP gross profit as a percentage of revenue	65%	64%	63%	63%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,804)	$(2,291)	$(5,829)	$(19,377)
Stock-based compensation expense	2,631	3,410	8,003	10,440
Amortization of acquired intangible assets	922	953	2,766	2,988
Merger-related expense	—	117	—	307
Restructuring expense	111	74	2,427	2,830
Gain on sale of assets	—	—	(6,000)	—

Non-GAAP income (loss) from operations	$860	$2,263	$1,367	$(2,812)

NET (LOSS) INCOME:
GAAP net loss	$(2,957)	$(2,421)	$(6,628)	$(20,372)
Stock-based compensation expense	2,631	3,410	8,003	10,440
Amortization of acquired intangible assets	922	953	2,766	2,988
Merger-related expense	—	117	—	307
Restructuring expense	111	74	2,427	2,830
Gain on sale of assets	—	—	(6,000)	—

Non-GAAP net income (loss)	$707	$2,133	$568	$(3,807)

GAAP diluted net loss per share	$(0.07)	$(0.06)	$(0.15)	$(0.47)

Non-GAAP diluted net income (loss) per share	$0.02	$0.05	$0.01	$(0.09)

Shares used in computing GAAP diluted net loss per share	44,970	43,332	44,563	42,976
Shares used in computing Non-GAAP diluted net income per share	46,159	43,364	45,153	42,976

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(2,957)	$(2,421)	$(6,628)	$(20,372)
Stock-based compensation expense	2,631	3,410	8,003	10,440
Depreciation and amortization	5,115	4,236	15,199	12,244
Merger-related expense	—	117	—	307
Restructuring expense	111	74	2,427	2,830
Gain on sale of assets	—	—	(6,000)	—
Other (income) expense, net	(139)	(130)	(150)	(9)
Provision for income taxes	292	260	949	1,004

Adjusted EBITDA	$5,053	$5,546	$13,800	$6,444

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
Total revenue	$49,950	$149,678
Constant currency adjustment	171	850

Total revenue on a constant currency basis	$50,121	$150,528

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
Adjusted EBITDA	$5,053	$13,800
Constant currency adjustment	33	391

Adjusted EBITDA on a constant currency basis	$5,086	$14,191